Exhibit 99.1

Press Release

Pinnacle Gas Resources Announces Conference Call to Discuss Merger With Quest Resource Corporation

Thursday October 18, 3:47 pm ET

SHERIDAN, Wyo., Oct. 18 /PRNewswire-FirstCall/ — Pinnacle Gas Resources (Nasdaq: PINN - News) today announced a conference call with investors, analysts and other interested parties that is scheduled for 11:00 a.m. EDT on Friday, October 19, 2007 to discuss its upcoming merger with Quest Resource Corporation.

Date:	Friday, October 19, 2007

Time:	11:00 a.m. EDT
10:00 a.m. CDT
9:00 a.m. MDT
8:00 a.m. PDT

Call:	(877) 387-9209 (US/Canada) and (706) 643-3820 (International), passcode 21527084

Replay:	Available through Monday, October 22, 2007 at (800) 642-1687 (US/Canada) and (706) 645-9291 (International) using passcode 21527084

Pinnacle Gas Resources, Inc. is an independent energy company engaged in the acquisition, exploration and development of domestic onshore natural gas reserves, primarily located in the Rocky Mountain region.

Source: Pinnacle Gas Resources, Inc.